UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2009

GREAT AMERICAN GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-159644	27-0223495
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21860 Burbank Boulevard, Suite 300 South Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 884-3737

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 31, 2009, Great American Group Advisory & Valuation Services, LLC (“GAAV”), a subsidiary of Great American Group, Inc. (the “Company”), entered into the First Amendment to Non-Notification Factoring and Security Agreement (the “Amended Factor Agreement”) dated as of December 1, 2009 with Seimens First Capital Commercial Finance, LLC (the “Factor”), relating to the Non-Notification Factoring and Security Agreement, dated as of May 22, 2007 (the “Original Factor Agreement”), by and among GAAV, as borrower, and First Capital Western Region, LLC (the “Original Factor”). The terms of the Amended Factor Agreement are substantially similar to the terms of the Original Factor Agreement, however, the interest rate has been changed from 8% to LIBOR plus 4.5% and the Amended Factor Agreement reflects the Factor as a party to the agreement as a result of the Original Factor’s sale, assignment, and transfer of rights in the Original Factor Agreement to the Factor. The Amended Factor Agreement is effective as of December 1, 2009.
The preceding summary of the material provisions of the Amended Factor Agreement is qualified in its entirety by reference to the complete text of the Amended Factor Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Also, on December 31, 2009, Great American Group Energy Equipment, LLC (“GAG Energy”), a subsidiary of the Company, entered into an Amendment to Credit Agreement (the “Amended Credit Agreement”) dated as of December 18, 2009 with Garrison Special Opportunities Fund LP (the “Lender”) and Garrison Loan Agency Services LLC (the “Administrative Agent”), relating to the Credit Agreement, dated as of May 29, 2008 , by and among GAG Energy, as borrower, Great American Group, LLC (“GAG, LLC”), a subsidiary of the Company, as guarantor, the Lenders and the Administrative Agent and the Forbearance Agreement, dated as of October 8, 2009 (the “Forbearance Agreement”), by and among GAG Energy, GAG, LLC, the Lender, Gage Investment Group LLC and the Administrative Agent. The Forbearance Agreement expired on November 17, 2009 and the principal amount of borrowings and interest due under the Forbearance Agreement, which totaled approximately $11.4 million as of such date, became due and payable.
Pursuant to the terms of the Amended Credit Agreement, the Lender has agreed to forbear from exercising any of the remedies available to them under the Forbearance Agreement and the related Security Agreement and extend the maturity date of the Forbearance Agreement until November 18, 2010, unless a forbearance default occurs, as specified in the Amended Credit Agreement. Also pursuant to the terms of the Amended Credit Agreement, the interest rate has been reduced from 20% to 0% and the Lender has agreed to reimburse GAG Energy for certain expenses from proceeds of the sale assets that collateralize the Amended Credit Agreement.
The preceding summary of the material provisions of the Amended Credit Agreement is qualified in its entirety by reference to the complete text of the Forbearance Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.

Exhibit
No.	Description
10.1	First Amendment to Non-Notification Factoring and Security Agreement, dated as of December 1, 2009, by and among Great American Group Advisory & Valuation Services, LLC and Seimens First Capital Commercial Finance, LLC *

10.2	Amendment to Credit Agreement, dated as of December 18, 2009, by and among Great American Group Energy Equipment, LLC, Garrison Special Opportunities Fund LP and Garrison Loan Agency Services LLC *

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 7, 2010	GREAT AMERICAN GROUP, INC.
	By:	/s/ Paul S. Erickson
		Name:	Paul S. Erickson
		Title:	Chief Financial Officer

Exhibit Index

Exhibit
No.	Description
10.1	Forbearance Agreement, dated as of October 8, 2009, by and among Great American Group Energy Equipment, LLC, Great American Group, LLC, Garrison Special Opportunities Fund LP, Gage Investment Group LLC and Garrison Loan Agency Services LLC*

10.2	Amendment to Credit Agreement, dated as of December 18, 2009, by and among Great American Group Energy Equipment, LLC, Garrison Special Opportunities Fund LP and Garrison Loan Agency Services LLC *

*	Filed herewith